UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 1, 2012

RLJ Acquisition, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54276	27-3970903
(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1000 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 280-7737
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 1, 2012, RLJ Acquisition, Inc. (“RLJ”) issued a press release announcing, among other things, (i) that it anticipates the business combination acquiring Image Entertainment, Inc. (“Image”) and Acorn Media Group, Inc. (“Acorn”) will close on October 3, 2012 and (ii) additional matters relating to the business combination. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This report may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of RLJ, RLJ Entertainment, Inc. (“RLJ Entertainment”), Image, Acorn and the combined companies after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and among RLJ, RLJ Entertainment and Image (the “Merger Agreement”), the Preferred Stock Purchase Agreement by and among RLJ, RLJ Entertainment and the holders of preferred stock of Image (the “Preferred Stock Purchase Agreement”) or the Stock Purchase Agreement by and among RLJ, RLJ Entertainment, Acorn, the shareholders of Acorn and Peter Edwards as the Shareholder Representative; (2) the outcome of any legal proceedings that may be instituted against RLJ, Image or others relating to the Merger Agreement, the Preferred Stock Purchase Agreement, the Stock Purchase Agreement and transactions contemplated therein; (3) the inability to complete the business combination due to the failure to satisfy the conditions to closing in the Merger Agreement, the Preferred Stock Purchase Agreement and the Stock Purchase Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement, the Preferred Stock Purchase Agreement and the Stock Purchase Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Image or Acorn may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in filings with the SEC by RLJ, RLJ Entertainment or Image.

Readers are referred to the most recent reports filed with the SEC by RLJ and Image. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by RLJ Acquisition, Inc. on October 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ Acquisition, Inc.

Date: October 1, 2012

	By:	/s/ H. Van Sinclair
Name: H. Van Sinclair
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press release issued by RLJ Acquisition, Inc. on October 1, 2012.